                                                                EXHIBIT h(14)(d)

                                 AMENDMENT NO. 3
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated December 18, 1996, as amended, by and among AIM Variable Insurance Funds, a Delaware trust corporation, A I M Distributors, Inc., a Delaware corporation, and ML Life Insurance Company of New York, a New York life insurance company, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS         SEPARATE ACCOUNTS UTILIZING THE FUNDS    CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------         -------------------------------------    -----------------------------------------
AIM V.I. Capital Appreciation Fund          Merrill Lynch Life Variable Annuity      Merrill Lynch Retirement Plus
AIM V.I. International Equity Fund          Separate Account A                       Merrill Lynch Investor Life
AIM V.I. Value Fund
                                            Merrill Lynch Variable Life Separate     Merrill Lynch Investor Life Plus
                                            Account
                                                                                     Merrill Lynch Estate Investor I
                                            Merrill Lynch Life Variable Life         Merrill Lynch Estate Investor II
                                            Separate Account II                      Prime Plan V, VI, 7

                                                                                     Prime Plan Investor

                                                                                     Merrill Lynch Retirement Power

                                                                                     Merrill Lynch Legacy Power

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: February 16, 2001

                                           AIM VARIABLE INSURANCE FUNDS


Attest: /s/ NANCY L. MARTIN                By: /s/ ROBERT H. GRAHAM
        -------------------------------        ---------------------------------
              Assistant Secretary                        President

(SEAL)


                                           A I M DISTRIBUTORS, INC.


Attest: /s/ NANCY L. MARTIN                By: /s/ MICHAEL J. CEMO
        -------------------------------        ---------------------------------
              Assistant Secretary                        President

(SEAL)


                                           ML LIFE INSURANCE COMPANY OF NEW YORK


Attest: /s/ [ILLEGIBLE]                    By: /s/ [ILLEGIBLE]
        -------------------------------        ---------------------------------
              Assistant Secretary                 Sr.,  Vice President

(SEAL)